Exhibit 99.1

For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at the Super Community Bank Conference

CHICAGO, February 20, 2009 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its management team is scheduled to present at the Super Community Bank Conference in Chicago on February 24, 2009, at 5:15 p.m. Central Standard Time.

A live webcast of the presentation will be available at the following address http://www.investorcalendar.com/IC/CEPage.asp?ID=141169&CID=.  Investors may also access the webcast of the presentation at the company’s website at www.theprivatebank.com during the conference and for 30 days following the conference.

Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software.  There is no charge to access the event.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 23 offices in nine states and more than $10 billion in assets as of December 31, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.
Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.theprivatebank.com.

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